Exhibit 99.1

FOR IMMEDIATE RELEASE

Kaiser Aluminum Corporation Announces the United Steelworkers
Ratification of a New Five -Year Labor Agreement

FOOTHILL RANCH, Calif. - January 29, 2015 - Kaiser Aluminum Corporation (NASDAQ:KALU) today announced that union members at the Company’s Newark, OH and Spokane, WA (“Trentwood”) facilities have ratified a new five-year labor agreement.

The agreement which affects approximately 900 union members is effective on October 1, 2015 and extends through September 30, 2020. The new labor agreement also extends the term of the Director Designation Agreement that allows the union to nominate candidates to the Company’s board of directors. In addition, the annual variable contribution for the Union VEBA continues through September 30, 2017.

“We are pleased to reach this agreement to extend through 2020 our productive, long-term relationship between Kaiser Aluminum and the United Steelworkers,” said Jack A. Hockema, President, Chief Executive Officer and Chairman. “The contributions of our Trentwood and Newark work forces have been a critical part of our Company’s success as a leading manufacturer of semi-fabricated specialty aluminum products. We greatly value continued collaboration among our employees to enhance our competitive position as a leading producer of sophisticated products with demanding requirements. This agreement underscores our objectives to be the preferred employer in our communities, the preferred supplier for our customers, and preferred investment for our shareholders.”

Company Description
Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company’s North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of its culture since the Company was founded in 1946. The Company’s stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information
For more information, please visit the Company’s web site at www.kaiseraluminum.com. The web site includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC’s web site at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company’s annual stockholders’ meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

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This press release contains statements based on management’s current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. These factors include: (a) the Company’s ability to effectively execute its manufacturing and product development strategies; (b) the Company’s ability to continue to effectively collaborate with its employees to enhance the Company’s competitive position as a producer of sophisticated products with demanding requirements; (c) the Company’s ability to identify, develop and effectively execute strategies to achieve its objectives to be the preferred employer in the Company’s communities, the preferred supplier for the Company’s customers, and the preferred investment for the Company’s shareholder; (d) changes in economic or aluminum industry business conditions generally, including supply, demand and credit conditions and conditions in the markets served by the Company, including aerospace, defense, general engineering, automotive, distribution and other markets; (e) the ability of the Company to maintain sustainable performance improvement and identify and successfully execute growth opportunities, including growth from the

Company’s existing platform, and improve the Company’s manufacturing cost efficiencies; and (f) other risk factors summarized in the Company’s reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2013. All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Investor Relations Contact:
Melinda C. Ellsworth
Kaiser Aluminum Corporation
(949) 614-1757

Public Relations Contact:
Dave Quast
FTI Consulting
(213) 452-6348